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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



                Date of Report (Date of Earliest Event Reported)
                              September 16, 1997
                              ------------------



                                 Vistana, Inc.
             (Exact name of registrant as specified in its charter)


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
    Florida                            0-29114                     59-3415620
(State or other                   (Commission File             (I.R.S. Employer
jurisdiction of                        Number)                  Identification
 incorporation)                                                      Number)
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              8801 Vistana Centre Drive, Orlando, Florida  32821

            (Address of principal executive offices)    (Zip Code)



      Registrant's telephone number, including area code   (407) 239-3100



                                      N/A
        (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 16, 1997, Vistana, Inc., a Florida corporation ("Vistana"), completed its previously announced acquisitions of entities comprising The Success Companies, Success Developments, L.L.C. and Points of Colorado, Inc. (collectively, the "Acquired Companies"), from Donald J. Dubin, Larry D. Doll, Ronald R. Sharp, David E. Bruce and David H. Friedman (collectively, the "Sellers"). Pursuant to the Agreement and Plan of Reorganization dated as of August 15, 1997, (the "Agreement and Plan of Reorganization"), by and among Vistana, V Sub-1, Inc., a wholly-owned subsidiary of Vistana, and all of the Sellers, Vistana acquired all of the outstanding stock of the Acquired Companies for a purchase price consisting of approximately $24 million in cash and approximately 640,000 shares of common stock of Vistana (the "Shares"). Vistana used its working capital to pay the cash portion of the purchase price. Payout of approximately 430,000 (or 67%) of the Shares is contingent upon the Acquired Companies achieving certain operating criteria for calendar years 1998 through 2000. The consideration was determined as a result of arm's length negotiations between Vistana and the Sellers.

     In connection with the closing of the transactions contemplated by the Agreement and Plan of Reorganization, Vistana also granted certain registration rights to the Sellers. In addition, subsidiaries of Vistana entered into employment agreements with the Sellers pursuant to which each of the Sellers will serve as an officer of one of such subsidiaries.

     Prior to their acquisition by Vistana, the Acquired Companies were a closely-held group of companies which developed, marketed, financed and operated three vacation ownership resorts: the Villas of Cave Creek, near Scottsdale, Arizona; Eagle Point Resort in Vail, Colorado; and Falcon Point Resort in Vail, Colorado. Vistana currently intends to continue to market, finance and operate these resorts. In addition, the Acquired Companies served, and Vistana currently intends to continue serving, as the exclusive marketing and sales agent for the largest vacation ownership resort in Colorado, The Christie Lodge, located in Avon. The Acquired Companies also had additional property in Colorado and Arizona under contract for future development, which property Vistana currently intends to develop at some future time.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired.

         (b)  Pro Forma Financial Information.

         The requisite financial information will be filed under cover of Form 8-K/A as soon as practicable, and in any event, not later

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than 60 days after the date by which this Form 8-K is required to be filed.

     (c)  Exhibits:

     See Exhibit Index attached hereto and incorporated herein.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VISTANA, INC.



                                     By: /s/ John Sabin
                                         ----------------------------------
                                         Its: Senior Vice President, Chief
                                              -----------------------------
                                              Financial Officer & Treasurer
                                              -----------------------------

Date:  September 29, 1997

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                                 EXHIBIT INDEX
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EXHIBIT                                                                            PAGE
NUMBER                         NAME                                               NUMBER
------                         ----                                               ------
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2.1           Agreement and Plan of Reorganization among Vistana, V Sub-1, Inc.
              and each of the Sellers dated as of August 15, 1997 and Schedule
              1.5A thereto./*/


               SCHEDULES TO AGREEMENT AND PLAN OF REORGANIZATION
               -------------------------------------------------



Schedule No.                      Description
------------                      -----------

1.1A               POC Stock Purchase
1.2A               SCI Stock Purchase
1.3A               LLC Purchases
1.4A               DMA/SWC Common Stock
1.5B               Contingent Consideration; Escrow
2.1                Due Organization
2.2B               Due Authorization
2.3C               Exemptions to Ownership of LLC Securities
2.3E               Capitalization
2.4A               Conflicts
2.5                Litigation
2.6A,B             Material Contracts
2.7A               Title to and Condition of Assets
2.7B-D,F           Title to and Condition of Assets
2.8A               Intangible Personal Property
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/*/In accordance with Rule 601(b)(2) of Regulation S-K, the exhibits and the disclosure schedules to this Agreement have not been filed. Vistana agrees to furnish supplementally a copy of any such omitted exhibit or schedule to the Commission upon request.

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2.8B               Intangible Personal Property
2.9A               Financial Statements
2.10               Absence of Certain Changes or Events
2.11               Compliance; Permits
2.12H              Environmental
2.13               Insurance
2.18B-E,H-K        Tax Matters
2.19               Employees
2.20A,C,F,G,J      Employee Benefit Plans; ERISA
2.21               Transactions with Related Parties
4.14               Cancellation of Related Party Indebtedness

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